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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): December 1, 2002



                                BRIGHTPOINT, INC.
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             (Exact name of Registrant as specified in its charter)


          DELAWARE                     0-23494                   35-1778566
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(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)



501 Airtech Parkway, Plainfield, Indiana                            46168
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code: (317) 707-2355
                                                    --------------

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(Former name or former address, if changed since last report)


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Item 5.  Other Events

          Mr. John W. Adams has been a director of Brightpoint, Inc. since 1994. Effective on December 1, 2002, Mr. Adams resigned his positions as a director and member of the Compensation Committee of the Board of Directors of Brightpoint, Inc. His resignation was not as a result of a disagreement with the Company. On that same date, in recognition of Mr. Adams' service on Brightpoint Inc.'s Board of Directors since April 1994, the Board granted Mr. Adams a retirement bonus of $43,646.75, which bonus Mr. Adams used to repay in full the outstanding principal and interest under a promissory note payable by him to Brightpoint, Inc. The Company expects that Jerre L. Stead will replace Mr. Adams' position on the Compensation Committee.






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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                BRIGHTPOINT, INC.
                                (Registrant)


                                By: /s/ Steven E. Fivel
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                                    Steven E. Fivel
                                    Executive Vice President and General Counsel


Date:  December 4, 2002




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